Exhibit 4.11

NEITHER THESE SECURITIES NOR THE SECURITIES ISSUABLE UPON THE EXERCISE OF THESE SECURITIES HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS.  THE SECURITIES REPRESENTED HEREBY MAY NOT BE EXERCISED, OFFERED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE ASSIGNED (EACH A “TRANSFER”) EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSFER NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND (B) TO THE EXTENT THE TRANSFER DOES NOT CONSTITUTE AND WILL NOT RESULT IN A VIOLATION OF APPLICABLE FEDERAL OR STATE SECURITIES LAWS, AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT (TO THE EXTENT REQUESTED BY COUNSEL OF THE COMPANY), THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.  THE HOLDER HEREOF AGREES THAT IT WILL DELIVER, OR CAUSE TO BE DELIVERED, TO EACH PERSON TO WHOM THE SECURITIES HEREBY REPRESENTED ARE TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.  THESE SECURITIES AND THE SECURITIES ISSUABLE UPON EXERCISE OF THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT SECURED BY SUCH SECURITIES.

STOCK PURCHASE WARRANT

BALQON CORPORATION

Warrant No. S-[__]	Original Issue Date: [______], 2010

THIS CERTIFIES that, for value received, [______] (the “Holder”), is entitled, upon the terms and subject to the conditions hereinafter set forth, to subscribe for and purchase, from BALQON CORPORATION, a Nevada corporation (the “Company”), at any time immediately after the Original Issue Date upon the terms and subject to the conditions set forth herein, from the Company, [______] ([______]) shares of Common Stock of the Company.  The Exercise Price of one share of Common Stock under this Warrant shall be $0.50, subject to adjustment as provided herein.  If the purchase rights represented by this Warrant are not exercised before the close of business on September 1, 2012, this Warrant shall be void.  The term “Warrant” as used herein shall include this Warrant, which is one of a series of warrants issued in connection with the sale by the Company of Notes and Warrants pursuant to the terms and conditions contained in that certain Securities Purchase Agreement of even date herewith between the original Holder and the Company (the “Securities Purchase Agreement”) and pursuant to the terms and conditions contained in the Company’s Confidential Private Placement Memorandum dated September 1, 2009, as supplemented by that certain Supplement No. 1 to Confidential Private Placement Memorandum dated January 22, 2010.  Capitalized terms not otherwise defined herein shall have the meanings ascribed to them as set forth in the Securities Purchase Agreement.

1.           Title of Warrant.  Prior to the expiration hereof and subject to compliance with applicable laws, this Warrant and all rights hereunder are transferable, in whole or in part, at the office or agency of the Company, referred to in Section 2 hereof, by the holder hereof in person or by duly authorized attorney, upon surrender of this Warrant together with the Assignment Form annexed hereto properly endorsed.

2.           Exercise of Warrant.

(a)           The purchase rights represented by this Warrant are exercisable by the Holder by the surrender of this Warrant and the Notice of Exercise annexed hereto duly completed and executed on behalf of the Holder, at the office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Company), upon payment in cash, certified check or wire transfer of funds of the aggregate Exercise Price for that number of Warrant Shares then being purchased.

(b)           This Warrant shall be deemed to have been exercised immediately prior to the close of business on the Exercise Date, and the person entitled to receive the shares of Common Stock issuable upon such exercise shall be treated for all purposes as the holder of record of such shares as of the close of business on such date.  As promptly as practicable on or after such date and in any event within ten (10) days thereafter, the Company at its expense shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for the number of shares issuable upon such exercise.  In the event that this Warrant is exercised in part, the Company at its expense will execute and deliver a new Warrant of like tenor exercisable for the number of shares for which this Warrant may then be exercised.  Each exercise hereof shall constitute the reaffirmation by the holder hereof that the representations and warranties contained in Section 3.2 of the Stock Purchase Agreement are true and correct in all material respects with respect to the Holder of the Warrant as of the time of such exercise.

“Exercise Date” when used herein means the date on which the Holder shall have delivered to the Company (i) this Warrant and the Notice of Exercise annexed hereto duly completed and executed on behalf of the Holder and (ii) payment in cash, certified check or wire transfer of funds.

3.           No Fractional Shares or Scrip.  No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant.  With respect to any fraction of a share called for upon the exercise of this Warrant, an amount equal to such fraction multiplied by the then current price at which each share may be purchased hereunder shall be paid in cash to the holder of this Warrant.

4.           Charges, Taxes and Expenses.  Issuance of certificates for shares of Common Stock upon the exercise of this Warrant shall be made without charge to the holder hereof for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the holder of this Warrant or in such name or names as may be directed by the holder of this Warrant; provided, however, that in the event certificates for shares of Common Stock are to be issued in a name other than the name of the holder of this Warrant, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the holder hereof; and provided further, that upon any transfer involved in the issuance or delivery of any certificates for shares of Common Stock, the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto.  The Holder of the Warrant shall be responsible for income taxes due under federal, state, or other law, if any, if any such tax is due.

5.           No Rights as Stockholders.  This Warrant does not entitle the holder hereof to any voting rights or other rights as a stockholder of the Company prior to the exercise thereof.  Nothing in this Warrant shall be construed to give any person, firm or corporation (other than the Company and the Holder of this Warrant) any legal or equitable right, remedy or claim, it being agreed that this Warrant shall be for the sole and exclusive benefit of the Company and the Holder of this Warrant.

6.           Exchange and Registry of Warrant.  This Warrant is exchangeable, upon the surrender hereof by the registered holder at the above-mentioned office or agency of the Company, for a new Warrant of like tenor and dated as of such exchange.  The Company shall maintain at the above-mentioned office or agency a registry showing the name and address of the registered holder of this Warrant.  This Warrant may be surrendered for exchange, transfer or exercise, in accordance with its terms, at such office or agency of the Company, and the Company shall be entitled to rely in all respects, prior to written notice to the contrary, upon such registry.

7.           Loss, Theft, Destruction or Mutilation of Warrant.  Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Warrant, if mutilated, the Company will make and deliver a new Warrant of like tenor and dated as of such cancellation, in lieu of this Warrant.

8.           Saturdays, Sundays, Holidays, etc.  If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday or a Sunday or shall be a legal holiday, then such action may be taken or such right may be exercised on the next succeeding day not a legal holiday.

9.           Transferability and Nonnegotiability of Warrant.  This Warrant may not be transferred or assigned in whole or in part without compliance with all applicable federal and state securities laws by the transferor and the transferee (including the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company, if such are requested by the Company).  Subject to the provisions of this Warrant with respect to compliance with the Securities Act, title to this Warrant may be transferred by endorsement (by the Holder executing the Assignment Form annexed hereto) and delivery in the same manner as a negotiable instrument transferable by endorsement and delivery.

10.           Compliance With Securities Laws.

(a)           The Holder of this Warrant represents and warrants that this Warrant and the shares of Common Stock to be issued upon exercise hereof are being acquired solely for the Holder’s own account and not as a nominee for any other party, and for investment, and that the Holder will not offer, sell or otherwise dispose of this Warrant or any shares of Common Stock to be issued upon exercise hereof except under circumstances that will not result in a violation of the Securities Act or any state securities laws.  Upon exercise of this Warrant, the Holder shall, if requested by the Company, confirm in writing, in a form satisfactory to the Company, that the shares of Common Stock so purchased are being acquired solely for the Holder’s own account and not as a nominee for any other party, for investment, and not with a view toward distribution or resale.

(b)           This Warrant and all shares of Common Stock issued upon exercise hereof shall be stamped or imprinted with a legend in substantially the following form (in addition to any legend required by state securities laws):

NEITHER THESE SECURITIES NOR THE SECURITIES ISSUABLE UPON THE EXERCISE OF THESE SECURITIES HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS.  THE SECURITIES REPRESENTED HEREBY MAY NOT BE EXERCISED, OFFERED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE ASSIGNED (EACH A “TRANSFER”) EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSFER NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND (B) TO THE EXTENT THE TRANSFER DOES NOT CONSTITUTE AND WILL NOT RESULT IN A VIOLATION OF APPLICABLE FEDERAL OR STATE SECURITIES LAWS, AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT (TO THE EXTENT REQUESTED BY COUNSEL OF THE COMPANY), THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.  THE HOLDER HEREOF AGREES THAT IT WILL DELIVER, OR CAUSE TO BE DELIVERED, TO EACH PERSON TO WHOM THE SECURITIES HEREBY REPRESENTED ARE TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.  THESE SECURITIES AND THE SECURITIES ISSUABLE UPON EXERCISE OF THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT SECURED BY SUCH SECURITIES.

11.           Early Termination and Reclassification.

(a)           Merger, Sale of Assets, etc.  If all or any portion of this Warrant is exercised subsequent to a merger, consolidation, exchange of shares, reorganization, or other similar event (“Change in Control”) occurring after the date hereof, as a result of which shares shall be changed into cash, other property, or the same or a different number of shares of the same or another class or classes of securities of the Company or another entity, the Holder exercising this Warrant shall receive, for the exercise price, the aggregate amount of cash or other property and the aggregate number of shares and class of securities which the Holder would have received if this Warrant was exercised immediately before the Change in Control.  If an adjustment under this section would create a fractional share or a right to acquire a fractional share, the fractional share will be rounded up to, and issued as, a whole share.  If, pursuant to a Change of Control event, the shares shall be exchanged solely for cash (in such case, a “Triggering Event”), then the Company shall give the Holder written notice describing the material terms and conditions of such impending transaction not later than ten (10) days prior to the stockholders’ meeting called to approve such transaction (or such longer period if required by the General Corporation Law of the State of California), or ten (10) days prior to the closing of such transaction (or such longer period if required by the General Corporation Law of the State of California), whichever is earlier, and shall also notify the holder of this Warrant of the final approval of such transaction.

(b)           Reclassification, etc.  If the Company at any time shall, by subdivision, combination or reclassification of securities or otherwise, change any of the securities to which purchase rights under this Warrant exist into the same or a different number of securities of any class or classes, this Warrant shall thereafter be to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities which were subject to the purchase rights under this Warrant immediately prior to such subdivision, combination, reclassification or other change.  If shares of the Company’s Common Stock are subdivided or combined into a greater or smaller number of shares of Common Stock, the purchase price under this Warrant shall be proportionately reduced in case of subdivision of shares or proportionately increased in the case of combination of shares and the number of shares of Common Stock purchasable under this Warrant shall be proportionally increased in the case of a subdivision and decreased in the case of combination, in all cases by the ratio which the total number of shares of Common Stock to be outstanding immediately after such event bears to the total number of shares of Common Stock outstanding immediately prior to such event.

(c)           Cash Distributions.  No adjustment on account of cash dividends or interest on the Company’s Common Stock or other securities purchasable hereunder will be made to the purchase price under this Warrant.

(d)           Authorized Shares.  The Company covenants that during the period the Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of Common Stock upon the exercise of any purchase rights under this Warrant.  The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of the Company’s Common Stock upon the exercise of the purchase rights under this Warrant.

12.           Miscellaneous.

(a)           Issue Date.  The provisions of this Warrant shall be construed and shall be given effect in all respect as if it had been issued and delivered by the Company on the date hereof.  This Warrant shall be binding upon any successors or assigns of the Company.  This Warrant shall constitute a contract under the laws of the State of California and for all purposes shall be construed in accordance with and governed by the laws of said state.

(b)           Restrictions.  The holder hereof acknowledges that the Common Stock acquired upon the exercise of this Warrant may have restrictions upon its resale imposed by state and federal securities laws.

(c)           Waivers and Amendments.  Any term of this Warrant may be amended with the written consent of the Company and the holders of Warrants representing not less than a majority of the shares of Common Stock issued pursuant to the Securities Purchase Agreement, even without the consent of the Holder.  Any amendment effected in accordance with this Section shall be binding upon each holder of any of the Warrants issued pursuant to the Securities Purchase Agreement, each future holder of all such Warrants, and the Company; provided, however, that such amendment must apply to all such holders equally and ratably in accordance with the number of shares of Common Stock issuable upon exercise of their Warrants.  The Company shall promptly give notice to all holders of Warrants of any amendment effected in accordance with this Section 12.

(d)           Notices.  Unless otherwise provided, any notice required or permitted under this Warrant shall be given in writing and shall be deemed effectively given as hereinafter described (i) if given by personal delivery, then such notice shall be deemed given upon such delivery, (ii) if given by telex, facsimile or e-mail, then such notice shall be deemed given upon receipt of confirmation of complete transmittal, (iii) if given by mail, then such notice shall be deemed given upon the earlier of (A) receipt of such notice by the recipient or (B) three days after such notice is deposited in first class mail, postage prepaid, and (iv) if given by an internationally recognized overnight air courier, then such notice shall be deemed given one business day after delivery to such carrier.  All notices shall be addressed as follows: if to the Holder of the Warrant, at its address as set forth in the Company’s books and records and, if to the Company, at the address as follows, or at such other address as the Holder of the Warrant, or the Company may designate by ten days’ advance written notice to the other:

If to the Company:

Balqon Corporation
1420 240th Street
Harbor City, California 90710
Facsimile:  (310) 326-3056

(e)           Binding Agreement; Assignment.  The terms and conditions of this Warrant shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties.  Nothing in this Warrant, express or implied, is intended to confer upon any third party any rights, remedies, obligations, or liabilities under or by reason of this Warrant.  This Warrant may not be assigned by Holder (other than to a Related Person) without the prior written consent of the Company.  “Related Person” shall mean with respect to any Holder (i) any affiliate of such person, (ii) any investment fund, investment account or investment entity whose investment manager, investment advisor or general partner, is such Holder or any affiliate of such Holder or any member, partner, officer or employee of such Holder or any affiliate of such Holder, (iii) any member or partner of any Holder specified in clause (i) or (ii) above, and (iv) any officer or employee of any person specified in clause (i), (ii) or (iii) above.
(signature page follows)

IN WITNESS WHEREOF, BALQON CORPORATION has caused this Warrant to be executed by its officers thereunto duly authorized.

BALQON CORPORATION

By:	/s/ Balwinder Samra
Name: Title:	Balwinder Samra President and Chief Executive Officer

Name of Holder:

(Signature)

Address:

Telephone:
Facsimile:

NOTICE OF EXERCISE

To:           BALQON CORPORATION

(1)           The undersigned Holder hereby exercises its rights to purchase ____________ shares of Common Stock  of BALQON CORPORATION pursuant to the provisions of Section 2(a) of the attached Warrant, and tenders herewith payment of the purchase price for such shares in full.

(2)           In exercising this Warrant, the undersigned hereby confirms and acknowledges that the shares of Common Stock to be issued upon exercise thereof are being acquired solely for the account of the undersigned and not as a nominee for any other party, and for investment, and that the undersigned will not offer, sell or otherwise dispose of any such shares of Common Stock except under circumstances that will not result in a violation of the Securities Act, or any applicable state securities laws.

(3)           In exercising this Warrant, the undersigned hereby affirms that the representations and warranties contained in Section 3.2 of the Securities Purchase Agreement are true and correct in all material respects.

(4)           Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as specified below:

(Name)

(Name)

(5)           Please issue a new Warrant for the unexercised portion of the attached Warrant in the name of the undersigned or in such other name as is specified below:

(Name)

(Date)	(Signature)

ASSIGNMENT FORM

FOR VALUE RECEIVED, the undersigned registered owner of this Warrant hereby sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned under the within Warrant, with respect to the number of shares of Common Stock set forth below:
Name of Assignee	Address	No. of Shares

and does hereby irrevocable constitute and appoint _______________________ Attorney to make such transfer on the books of BALQON CORPORATION, maintained for the purpose, with full power of substitution in the premises.

The undersigned also represents that, by assignment hereof, the Assignee acknowledges that this Warrant and the shares of Common Stock to be issued upon exercise hereof or conversion thereof are being acquired for investment and that the Assignee will not offer, sell or otherwise dispose of this Warrant or any shares of Common Stock to be issued upon exercise hereof or conversion thereof except under circumstances which will not result in a violation of the Securities Act or any state securities laws.  Further, the Assignee has acknowledged that upon exercise of this Warrant, the Assignee shall, if requested by the Company, confirm in writing, in a form satisfactory to the Company, that the shares of Common Stock so purchased are being acquired for investment and not with a view toward distribution or resale.

Dated:
Signature of Holder